EXHIBIT 99.1

BERKSHIRE HATHAWAY INC.

NEWS RELEASE

FOR IMMEDIATE RELEASE	February 14, 2022

Omaha, NE (BRK.A; BRK.B) –

Tom Murphy, a member of Berkshire Hathaway’s Board of Directors since 2003, has resigned from Berkshire’s Board effective today.

Warren Buffett, Berkshire’s Chairman and CEO, issued the following statement. “Tom Murphy has taught me more about running a business than any other person. We have been friends and mental partners for more than 50 years. My only regret is that I didn’t meet him earlier. Tom phoned me today and said that recovering from a recent bout with Covid convinced him that he would feel more comfortable ending his activities at Berkshire. I accepted his wish. He will continue as a major shareholder and friend.”

About Berkshire

Berkshire Hathaway and its subsidiaries engage in diverse business activities including insurance and reinsurance, utilities and energy, freight rail transportation, manufacturing, retailing and services. Common stock of the company is listed on the New York Stock Exchange, trading symbols BRK.A and BRK.B.

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Contact

Marc D. Hamburg

402-346-1400